Exhibit 8.1

Loeb & Loeb LLP 10100 Santa Monica Blvd. Suite 2200 Los Angeles, CA 90067	Main 310.282.2000 Fax 310.282.2200

February 13, 2025

DRIVEiT Financial Auto Group, Inc.
Jones Day LLP
555 South Flower Street, 50th Floor
Los Angeles, CA 90071-2300
Attn: Katherine Blair

Re:	Registration Statement of Yotta Acquisition Corporation

Ladies and Gentlemen:

We have acted as United States counsel to DRIVEiT Financial Auto Group, Inc., a Maryland corporation (“DRIVEiT”), in connection with the proposed Merger (as defined below) contemplated by a Merger Agreement dated as of August 20, 2024 (as amended on October 30, 2024, the “Merger Agreement”), by and among Yotta Acquisition Corporation, a Delaware corporation (“Yotta”), Yotta Merger Sub, Inc., a Maryland corporation and wholly-owned subsidiary of Yotta (“Merger Sub”), and DRIVEiT, which provides for, among other things, the merger of Merger Sub with and into DRIVEiT, with DRIVEiT surviving the Merger as a wholly owned subsidiary of Yotta (the “Merger”) (collectively, the “Business Combination”).

The Business Combination and certain other related transactions are described in the Registration Statement of Yotta Acquisition Corporation on Form S-4 under the Securities Act of 1933, as amended (the “Securities Act”), filed on November 13, 2024 (Registration Number 333-282642) as amended through the date hereof (the “Registration Statement”).

In rendering this opinion, we have reviewed the Registration Statement and have assumed with your approval the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the completeness and accuracy of the documents reviewed by us. We have assumed with your approval and have not verified the accuracy of the factual matters and representations set forth in the Registration Statement.

Based on the foregoing and subject to the assumptions, limitations and qualifications stated in the Registration Statement and herein, we hereby confirm and adopt as our opinion the statements of United States federal income tax law on the date hereof as set forth in the Registration Statement under the caption “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Business Combination — U.S. Federal Income Tax Consequences to U.S. Holders of DRIVEiT Common Stock.”

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For the United States offices, a limited liability partnership including professional corporations. For Hong Kong office, a limited liability partnership.

DRIVEiT Financial Auto Group, Inc. February 13, 2025 Page 2

This opinion is based upon the existing provisions of the Internal Revenue Code of 1986, as amended, Treasury Regulations promulgated thereunder, published revenue rulings and procedures from the United States Internal Revenue Service (“IRS”) and judicial decisions, all as in effect on the date hereof. Any such authority is subject to change, and any change may be retroactive in effect and may affect our opinion as set forth herein. Our opinion is based on the facts, assumptions and representations set forth in the Registration Statement and this opinion. If any of the facts, assumptions or representations is not true, correct or complete, our opinion may not be applicable. We undertake no responsibility to update this opinion or to advise you of any developments or changes as a result of a change in legal authority, fact, representation, assumption or document, or any inaccuracy in any fact, representation or assumption, upon which this opinion is based, or otherwise.

Our opinion is not binding on the IRS or a court. The IRS may disagree with one or more of our conclusions, and a court may sustain the IRS’s position.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to the reference to this firm as counsel to DRIVEiT under the caption “Material U.S. Federal Income Tax Consequences — U.S. Federal Income Tax Consequences of the Business Combination — U.S. Federal Income Tax Consequences to U.S. Holders of DRIVEiT Common Stock” in the Registration Statement, without implying or admitting that we are “experts” within the meaning of the Securities Act or the rules and regulations promulgated thereunder, with respect to any part of the Registration Statement, including this exhibit.

Regards,

/s/ Loeb & Loeb LLP

Loeb & Loeb LLP